Exhibit 99.1

News Announcement                                                                                              For Immediate Release

NEXSTAR BROADCASTING SECOND QUARTER NET
REVENUE RISES 16.4% TO A RECORD $146.9 MILLION

- Net Revenue Growth Drives Record 2Q Operating Income of $34.9 Million,
Broadcast Cash Flow of $58.7 Million, Adjusted EBITDA of $49.6 Million,
and Free Cash Flow of $30.4 Million -

IRVING, Texas – August 7, 2014 – Nexstar Broadcasting Group, Inc. (NASDAQ: NXST) (“Nexstar”) today reported record financial results for the second quarter and six months ended June 30, 2014 as summarized below:

Summary 2014 Second Quarter Highlights

($ in thousands)	Three Months Ended June 30,			Six Months Ended June 30,
	2014	2013	Change	2014	2013	Change
Local Revenues	$70,461	$66,731	+5.59%	$136,103	$126,665	+7.45%
National Revenues	$26,075	$28,575	(8.75)%	$53,264	$51,950	+2.53%
Local and National Core Revenue	$96,536	$95,306	+1.29%	$189,367	$178,615	+6.02%

Political Revenues	$6,746	$1,823	270.05%	$10,749	$2,585	+315.82%
Retransmission Fee Revenue	$34,960	$24,922	+40.28%	$70,089	$48,718	+43.87%
Digital Media Revenue	$13,248	$7,665	+72.84%	$19,525	$14,165	+37.84%
Other	$1,131	$1,099	+2.91%	$2,112	$2,224	(5.04)%
Trade and Barter Revenue	$7,701	$7,874	(2.20)%	$14,829	$15,292	(3.03)%
Gross Revenue	$160,322	$138,689	+15.60%	$306,671	$261,599	+17.23%
Less: Agency Commissions	$13,392	$12,478	+7.32%	$25,908	$23,183	+11.75%
Net Revenue	$146,930	$126,211	+16.42%	$280,763	$238,416	+17.76%

Gross Revenue Excluding Political Revenue	$153,576	$136,866	+12.21	$295,922	$259,014	+14.25%

Income from Operations	$34,942	$28,192	+23.94%	$62,642	$46,010	+36.15%

Broadcast Cash Flow(1)	$58,701	$49,825	+17.81%	$109,313	$89,622	+21.97%
Broadcast Cash Flow Margin(2)	39.95%	39.48%		38.93%	37.59%

Adjusted EBITDA(1)	$49,600	$42,946	+15.49%	$91,708	$76,010	+20.65%
Adjusted EBITDA Margin(2)	33.76%	34.03%		32.66%	31.88%

Free Cash Flow(1)	$30,379	$20,464	+48.45%	$55,634	$33,133	+67.91%

(1)	Definitions and disclosures regarding non-GAAP financial information are included on page 4, while reconciliations are included on page 7.
(2)	Broadcast cash flow margin is broadcast cash flow as a percentage of net revenue. Adjusted EBITDA margin is Adjusted EBITDA as a percentage of net revenue.

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Nexstar Broadcasting Group Q2 2014 Results, 8/7/14

CEO Comment
Perry A. Sook, Chairman, President and Chief Executive Officer of Nexstar Broadcasting Group, Inc. commented, “Nexstar’s long-term strategy to complete and integrate accretive acquisitions while building complementary revenue streams that leverage our local content and relationships drove record second quarter net revenue, BCF, adjusted EBITDA and free cash flow.  Our year-to-date financial results are in-line with our expectations and we remain confident that Nexstar will generate record free cash flow in 2014 based on core advertising trends and rising political spending in the second half of the year, contractual retransmission revenue growth and our expanded digital media operations.  In addition, later this year we expect to close pending transactions which will result in the addition of 27 stations and benefit operating results in late 2014 and beyond.

“Our 16.4% rise in second quarter net revenue generated 17.8% growth in BCF, a 15.5% increase in adjusted EBITDA, and a 48.5% rise in free cash flow.  During the second quarter, television ad revenue inclusive of political advertising rose 6.3% with core local and national spot revenue increasing 1.3%, including a 4.0% rise in same station automotive advertising and year-over-year increases in six of our top ten categories. Reflecting our expanded platform and presence in states with high levels of political spending activity, 2014 second quarter political revenue rose by 270% compared to the same period last year and by 12.8% over comparable 2012 second quarter levels.

“While political ad spending in our markets will accelerate in the second half of 2014, Nexstar’s gross revenue growth in the second quarter excluding political was healthy at just over 12% and reflects the 40.3% rise in retransmission fee revenue and 72.8% increase in digital media revenue.  Recently renegotiated retransmission consent agreements combined with the growth of our digital publishing platform and digital agency services offerings resulted in a 47.9% increase in Nexstar’s total second quarter retransmission fee and digital media revenue to $48.2 million. Consistent with our revenue diversification objectives, these higher margin revenue streams accounted for 32.8% of 2014 second quarter net revenue up from 25.8% in the comparable period last year and 22.2% in the 2012 second quarter, the last political cycle.

“Looking forward, with distribution agreements representing over 40% of Nexstar’s subscribers up for renewal in 2014, we project ongoing significant revenue growth from this source in the remainder of 2014 and beyond.  In addition, digital media revenue growth in the second half of 2014 will benefit from the second quarter accretive acquisitions of Internet Broadcasting Systems, a digital publishing platform and digital agency services provider as well as cloud-based content management solutions provider Enterprise Technology Group (“ETG”).  These strategic additions to Nexstar’s existing digital platform and agency capabilities have enabled us to expand the range of best of breed content publishing and monetization tools that we offer to power our clients’ digital media businesses and have expanded Nexstar’s digital business portfolio to over $50 million in annual run rate revenues.

“During the second quarter, Nexstar remained active in executing its long-term strategy to complete accretive transactions that expand our operating and revenue base to drive free cash flow growth.  In this regard, we completed the acquisition of five television stations in two markets for $35.0 million which follows the completion in the first quarter of three stations in three markets for $87.9 million.

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Nexstar Broadcasting Group Q2 2014 Results, 8/7/14

“Throughout our history, Nexstar’s organization-wide commitment to broadcasting excellence for local viewers and unparalleled marketing results for our advertisers has been integral to our success and growth. Reflecting this commitment, Nexstar and Mission Broadcasting, Inc. stations have garnered over 340 broadcasting awards over the past five years.  We’ve also been market leaders in addressing diversity in programming and the unique needs of the communities where we operate. During the second quarter, Nexstar initiated a transaction to promote diversity of media ownership among minority operators through the sale and post-transaction operational support of three network affiliated stations in three markets to a minority controlled media company. We believe the proposed transaction presents an innovative framework for introducing and developing a new, minority-controlled entrant to broadcasting, and for bringing additional news, information and specialized programming to the Shreveport, LA, Odessa-Midland, TX and Quad Cities, IA markets.  This transaction is contingent upon closing other pending transactions which we expect to complete later this year.

“With our focus on generating free cash flow, we remain disciplined in managing costs and in addressing our capital structure, leverage and cost of capital. The rise in second quarter station direct operating expenses (net of trade expense) and SG&A primarily reflects higher variable costs related to the higher core and political revenues and the operation of acquired stations and digital assets. The second quarter corporate expense was slightly ahead of our expectations and reflects approximately $0.7 million of one-time expenses related to legal and professional fees for acquisitions and related initiatives.

“With the addition of eight new stations in 2014 to date and expectations that we will complete all other announced transactions by year-end which will result in the net addition of 27 more stations, Nexstar would generate pro-forma free cash flow in excess of $350 million during the 2014/2015 cycle, or average pro-forma free cash flow of approximately $5.85 per share per year. Our current operations alone are pacing to generate blended free cash flow of approximately $4.50 per share per year in the current 2014/2015 period and with the free cash flow generated from this base of operations, we project that Nexstar’s net leverage will decline to approximately 3.8x at the end of 2014.

“With significant and growing free cash flow, the benefit of 2014 political spending, the renewal by year-end of distribution agreements covering over 40% of our subscribers, and the ongoing expansion of our digital media platform, Nexstar remains well positioned to selectively consolidate mid-sized markets, pursue additional accretive digital media transactions and lower leverage while returning capital to shareholders.”

The consolidated total debt of Nexstar, its wholly owned subsidiaries, and Mission (collectively, the “Company”) at June 30, 2014, was $1,088.4 million and senior secured debt was $562.8 million.  The Company’s total net leverage ratio at June 30, 2014 was 5.35x compared to a total permitted leverage covenant of 7.25x.  The Company’s first lien net leverage ratio at June 30, 2014 was 2.69x compared to the covenant maximum of 4.00x.

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Nexstar Broadcasting Group Q2 2014 Results, 8/7/14

The table below summarizes the Company’s debt obligations:

($ in millions)	6/30/2014	12/31/2013
First Lien Term Loans	$562.8	$545.4
6.875% Senior Notes due 2020	$525.6	$525.7
Total Debt	$1,088.4	$1,071.1

Cash on hand	$32.1	$40.0

Dividends
On July 25, 2014 the Board of Directors declared a quarterly cash dividend of $0.15 per share of its Class A common stock which will be paid on August 29, 2014 to shareholders of record on August 15, 2014.

Second Quarter Conference Call
Nexstar will host a conference call at 10:00 a.m. ET today.  Senior management will discuss the financial results and host a question and answer session.  The dial in number for the audio conference call is 719/325-2435, conference ID 6333592 (domestic and international callers).  In addition, a live audio webcast of the call will be accessible to the public on Nexstar’s web site, www.nexstar.tv and a recording of the webcast will be archived on the site for 90 days following the live event.

Definitions and Disclosures Regarding non-GAAP Financial Information
Broadcast cash flow is calculated as income from operations, plus corporate expenses, depreciation, amortization of intangible assets and broadcast rights (excluding barter) and loss (gain) on asset disposal, net, minus broadcast rights payments.

Adjusted EBITDA is calculated as broadcast cash flow less corporate expenses.

Free cash flow is calculated as income from operations plus depreciation, amortization of intangible assets and broadcast rights (excluding barter), loss (gain) on asset disposal, net, and non-cash stock option expense, less payments for broadcast rights, cash interest expense, capital expenditures and net cash income taxes.

Broadcast cash flow, adjusted EBITDA and free cash flow results are non-GAAP financial measures.  Nexstar believes the presentation of these non-GAAP measures are useful to investors because they are used by lenders to measure the Company’s ability to service debt; by industry analysts to determine the market value of stations and their operating performance; by management to identify the cash available to service debt, make strategic acquisitions and investments, maintain capital assets and fund ongoing operations and working capital needs; and, because they reflect the most up-to-date operating results of the stations inclusive of pending acquisitions, TBAs or LMAs.  Management believes they also provide an additional basis from which investors can establish forecasts and valuations for the Company’s business.

For a reconciliation of these non-GAAP financial measurements to the GAAP financial results cited in this news announcement, please see the supplemental tables at the end of this release.

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Nexstar Broadcasting Group Q2 2014 Results, 8/7/14
About Nexstar Broadcasting Group, Inc.
Nexstar Broadcasting Group is a leading diversified media company that leverages localism to bring new services and value to consumers and advertisers through its traditional media, digital and mobile media platforms. Nexstar owns, operates, programs or provides sales and other services to 80 television stations and 20 related digital multicast signals reaching 46 markets or approximately 13.1% of all U.S. television households. Nexstar’s portfolio includes affiliates of NBC, CBS, ABC, FOX, MyNetworkTV, The CW, Telemundo, Bounce TV, Me-TV, Live Well, LATV and an independent station. Nexstar’s 48 community portal websites offer additional hyper-local content and verticals for consumers and advertisers, allowing audiences to choose where, when and how they access content while creating new revenue opportunities.

Pro-forma for the completion of all announced transactions Nexstar will own, operate, program or provides sales and other services to 107 television stations and related digital multicast signals reaching 56 markets or approximately 16.0% of all U.S. television households.

Forward-Looking Statements
This news release includes forward-looking statements. We have based these forward-looking statements on our current expectations and projections about future events. Forward-looking statements include information preceded by, followed by, or that includes the words "guidance," "believes," "expects," "anticipates," "could," or similar expressions.  For these statements, the Company claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995.  The forward-looking statements contained in this news release, concerning, among other things, changes in net revenue, cash flow and operating expenses, involve risks and uncertainties, and are subject to change based on various important factors, including the impact of changes in national and regional economies, our ability to service and refinance our outstanding debt, successful integration of acquired television stations (including achievement of synergies and cost reductions), pricing fluctuations in local and national advertising, future regulatory actions and conditions in the television stations' operating areas, competition from others in the broadcast television markets served by the Company, volatility in programming costs, the effects of governmental regulation of broadcasting, industry consolidation, technological developments and major world news events.  Unless required by law, we undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.  In light of these risks, uncertainties and assumptions, the forward-looking events discussed in this news release might not occur.  You should not place undue reliance on these forward-looking statements, which speak only as of the date of this release.  For more details on factors that could affect these expectations, please see our filings with the Securities and Exchange Commission.

Contact:
Thomas E. Carter	Joseph Jaffoni, Jennifer Neuman
Chief Financial Officer	JCIR
Nexstar Broadcasting Group, Inc.	212/835-8500 or nxst@jcir.com
972/373-8800

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Nexstar Broadcasting Group Q2 2014 Results, 8/7/14

Nexstar Broadcasting Group, Inc.
Condensed Consolidated Statements of Operations - UNAUDITED
(in thousands, except per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2014	2013	2014	2013
Net revenue	$146,930	$126,211	$280,763	$238,416

Operating expenses:
Corporate expenses	9,101	6,879	17,605	13,612
Station direct operating expenses, net of trade, depreciation and amortization	43,185	34,408	83,564	66,999
Station selling, general, and administrative expenses, net of depreciation and amortization	34,695	30,686	67,231	59,453
Trade and barter expense	7,581	7,608	14,723	14,965
Depreciation	8,543	8,213	16,962	16,193
Amortization of intangible assets	6,112	6,914	12,305	14,904
Amortization of broadcast rights, excluding barter	2,771	3,311	5,731	6,280
Total operating expenses	111,988	98,019	218,121	192,406
Income from operations	34,942	28,192	62,642	46,010

Interest expense, net	(15,339)	(16,903)	(30,509)	(33,452)
Loss on extinguishment of debt	(71)	-	(71)	-
Other expenses	(127)	(84)	(255)	(168)
Income before income taxes	19,405	11,205	31,807	12,390
Income tax expense	(8,461)	(4,838)	(13,510)	(5,318)

Net income	$10,944	$6,367	$18,297	$7,072

Basic net income per share	$0.36	$0.22	$0.60	$0.24
Basic weighted average number of common shares outstanding	30,641	29,604	30,622	29,533

Diluted net income per share	$0.34	$0.20	$0.57	$0.23
Diluted weighted average number of common shares outstanding	31,932	31,325	31,921	31,189

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Nexstar Broadcasting Group Q2 2014 Results, 8/7/14

Nexstar Broadcasting Group, Inc.
Reconciliation of Broadcast Cash Flow and Adjusted EBITDA (Non-GAAP Measures)
UNAUDITED
 (in thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
Broadcast Cash Flow and Adjusted EBITDA:	2014	2013	2014	2013

Income from operations	$34,942	$28,192	$62,642	$46,010
Add:
Depreciation	8,543	8,213	16,962	16,193
Amortization of intangible assets	6,112	6,914	12,305	14,904
Amortization of broadcast rights, excluding barter	2,771	3,311	5,731	6,280
Loss (gain) on asset disposal, net	161	(5)	146	2
Corporate expenses	9,101	6,879	17,605	13,612

Less:
Payments for broadcast rights	2,929	3,679	6,078	7,379

Broadcast cash flow	58,701	49,825	109,313	89,622

Less:
Corporate expenses	9,101	6,879	17,605	13,612

Adjusted EBITDA	$49,600	$42,946	$91,708	$76,010

Nexstar Broadcasting Group, Inc.
Reconciliation of Free Cash Flow (Non-GAAP Measure)
UNAUDITED
(in thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
Free Cash Flow:	2014	2013	2014	2013

Income from operations	$34,942	$28,192	$62,642	$46,010

Add:
Depreciation	8,543	8,213	16,962	16,193
Amortization of intangible assets	6,112	6,914	12,305	14,904
Amortization of broadcast rights, excluding barter	2,771	3,311	5,731	6,280
Loss (gain) on asset disposal, net	161	(5)	146	2
Non-cash stock option expense	1,913	499	3,556	994

Less:
Payments for broadcast rights	2,929	3,679	6,078	7,379
Cash interest expense	14,677	16,054	29,157	31,772
Capital expenditures	5,063	5,703	9,032	9,976
Cash income taxes, net of refunds	1,394	1,224	1,441	2,123

Free cash flow	$30,379	$20,464	$55,634	$33,133

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